THE MACERICH COMPANY
                DEFERRED COMPENSATION PLAN
        1998 COMPENSATION DEFERRAL, INVESTMENT AND
                   DISTRIBUTION ELECTION

INSTRUCTIONS/PURPOSE: This form is for Eligible Employees of Macerich Company and its subsidiaries and successors (the
"Company") to enroll in The Macerich Company Deferred
Compensation Plan (the "Plan") for calendar year 1998, and/or to make or change their investment elections for existing account balances and future deferrals. To make deferral elections, complete Parts A and B. To make investment elections, complete Parts A and C. To make distribution elections, complete Parts A and D. Employees should designate their beneficiary(ies) on a separate Beneficiary Designation Form.

A.    EMPLOYEE INFORMATION

___________________________          _____-_____-_____
Name                                 Social Security Number

B.    DEFERRAL ELECTIONS

     1.   Election to Defer Salary

          I elect to defer ___% (any percentage up to 50%) of my annual salary earned during the 1998 calendar year, commencing with the first pay period beginning in 1998 and ending with the last pay period beginning in 1998. I understand that I may not revoke this election for the 1998 Plan Year and that, in order to defer any salary for the 1999 Plan Year (beginning on January 1, 1999), I must submit a separate election form on or before December 24, 1998.

     2.   Election to Defer Bonus

          I elect to defer __% (any percentage up to 50%) of my bonus (if any) paid during the 1998 Plan Year (reduced by the amount I could have deferred under any Macerich 401(k) plan).
I understand that I may not revoke this election for the 1998 Plan Year and that, in order to defer any of my bonus for the 1999 Plan Year (beginning on January 1, 1999), I must submit a separate election form on or before December 24, 1998.

C. INVESTMENT ELECTION (existing account balances and future deferrals)

          I hereby elect to have my existing account balances and future deferrals deemed to be invested in the following Northwestern Mutual Life funds or portfolios, according to the percentages listed below, for purposes of determining the amount of earnings and losses to be credited to my account.
Any deferrals for which no fund or portfolio is elected will be deemed to be invested in the Money Market Portfolio. This investment election must be submitted to the Committee by the 25th of a calendar month to be effective at the end of that month. Elections submitted after the 25th will be effective at the end of the following month. Investment elections must total 100%.
No more than five of the funds may be selected.

     Type of Fund                Percentage of Total Deferral

     Guaranteed Interest Fund           __________%
     Money Market Portfolio             __________%
     Select Bond Portfolio              __________%
     High Yield Bond Portfolio          __________%
     Balanced Portfolio                 __________%
     Index 500 Stock Portfolio          __________%
     Growth & Income Stock Portfolio    __________%
     Growth Stock Portfolio             __________%
     International Equity Portfolio     __________%
     Aggressive Growth Stock Portfolio  __________%

                                        Total 100 %


D.   TIMING AND FORM OF PAYMENT

          I hereby specify that payment of my deferred compensation under this election be made or begin as indicated below.

          THIS SUPERSEDES ALL PRIOR ELECTIONS.


% of Total     Payment Made or Payments Begin
   %           Payable promptly following my termination of
               employment (for any reason including death,
               retirement or voluntary resignation)
   %           A cash lump sum payable promptly upon the later
               of my termination of employment for any
               reason or ____________________ [fill in date]
   %            ________________ [any number up to 120] monthly
                installments beginning on the first day of the
                month following the later of my termination of
                employment for any reason or _________________
                [fill in date]
   %            On ______________________ date
                (must not be any sooner than 1/1/99)
   %            On ______________________ date (must
                not be any sooner than 1/1/99)
   %            On ______________________ date (must
                not be any sooner than 1/1/99)
   %            On ______________________ date (must
                not be any sooner than 1/1/99)
100%            Total (must equal 100%)

ACKNOWLEDGMENT

           I acknowledge that I have read and am familiar with the terms of the Plan, and that I have elected to defer Compensation subject to all conditions and restrictions set forth in the Plan. I understand that (1) I may not withdraw or take loans against any amounts I elect to defer (with the exception of a hardship distribution permitted by the Committee);
(2) I may not retroactively change my decision to participate in the Plan for calendar year 1998; (3) all amounts credited to my accounts under the Plan will be paid to me (or my beneficiary) following my termination of employment with the Company, unless I file a timely Optional Distribution Election;
(4) I assume all risk, and the Company is not responsible, for the investment performance of the Funds I have selected; (5) my accounts shall merely be bookkeeping entries on the Company's books, and I shall not obtain any interest in any Funds selected by the Committee; and (6) my right to receive benefits under the Plan is not secured in any way. Also, I understand the investment elections made on this form will remain in effect until I make a change.



____________________     __________________________
Date                     Participant's Signature



     TO DEFER COMPENSATION FOR 1998, A PARTICIPANT MUST FILE
     THIS FORM WITH THE PLAN'S ADMINISTRATIVE COMMITTEE BY
     DECEMBER 31, 1997.

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